Exhibit (h)(1)

OWL ROCK CAPITAL CORPORATION II

Up to 264,000,000 Shares of Common Stock, $0.01 par value per share

DEALER MANAGER AGREEMENT

[•], 2017

Owl Rock Capital Corporation II

245 Park Avenue, 41st floor

New York, NY 10167

Ladies and Gentlemen:

Owl Rock Capital Corporation II, a Maryland corporation (the “Corporation”), has registered for public sale (the “Offering”) up to 264,000,000 shares of its common stock, $0.01 par value per share (the “Common Stock”), to be issued and sold to the public on a “best efforts” basis (the “Offered Shares”) through Owl Rock Capital Securities LLC, as the managing dealer (the “Dealer Manager”) and the broker-dealers participating in the offering (the “Participating Broker-Dealers”). The Offered Shares will be sold at the initial offering prices, which may be subject to change, as more fully described in its registration statement on Form N-2 filed by the Corporation (File No. 333-213716) (as may be amended or supplemented from time to time, the “Registration Statement”), which includes the Corporation’s prospectus, as amended or supplemented from time to time. Terms not otherwise defined herein shall have the same meaning as in the Prospectus, as that term is defined in Section 1.1 below.

The Corporation has entered into an investment advisory agreement, dated as of [•], 2017 (the “Investment Advisory Agreement”), with Owl Rock Capital Advisors LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”).

The Corporation and the Adviser hereby enter into this agreement (this “Agreement”) with the Dealer Manager, as follows:

1.	Representations and Warranties of the Corporation and the Adviser.

The Corporation and the Adviser hereby represent and warrant to the Dealer Manager and each Participating Broker-Dealer with whom the Dealer Manager has entered into or will enter into a Participating Broker-Dealer Agreement (the “Participating Broker-Dealer Agreement”) in substantially the form attached as Exhibit A to this Agreement (or such other form as shall be approved in writing by the Corporation) that, as of the date hereof and at all times during the Offering Period, as that term is defined in Section 4.1 below (provided that, to the extent such representations and warranties are given only as of a specified date or dates, the Corporation and the Adviser only make such representations and warranties as of such date or dates):

1.1    The Corporation has prepared and filed with the Securities and Exchange Commission (the “SEC”) the Registration Statement for the registration of the Offered Shares in accordance in all material respects with applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the applicable rules and regulations of the SEC promulgated thereunder (the “Securities Act Regulations”). As used in this Agreement, the term “Effective Date” means the applicable date upon which the Registration Statement or any post-effective amendment thereto is or was first declared effective by the SEC; the term “Prospectus” means the prospectus in the form constituting a part of the Registration Statement on the Effective Date, as well as in the form filed with the SEC pursuant to Rule 497 after the Registration Statement becomes effective, except that the term “Prospectus” shall also include any amendment or supplement thereto; and the term “Filing Date” means the applicable date upon which the initial Prospectus or any amendment or supplement thereto is filed with the SEC. As of the date hereof, the SEC has not issued any stop order suspending the effectiveness of the Registration Statement and no notices have been received by the Corporation or the Adviser to the effect that any proceeding for that purpose has been instituted or is pending before or threatened by the SEC under the Securities Act.

1.2    The Registration Statement and the Prospectus, and any further amendments or supplements thereto, will, as of the applicable Effective Date, comply in all material respects with the Securities Act and the Securities Act Regulations; the Registration Statement does not, and any amendments thereto will not, in each case as of the applicable Effective Date, contain an untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that the Corporation and the Adviser make no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished in writing to the Corporation by the Dealer Manager or any Participating Broker-Dealer expressly for use in the Registration Statement or the Prospectus, or any amendments or supplements thereto.

1.3    The Investment Advisory Agreement has been duly authorized, executed and delivered by the Corporation.

1.4    The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, and is in good standing with the State Department of Assessments and Taxation of Maryland, with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Corporation and, assuming due authorization, execution and delivery by the Adviser and the Dealer Manager, is a legal, valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.5    The Corporation has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Registration Statement and the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Corporation (a “Corporation Material Adverse Effect”). The Adviser has qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, as described in the Registration Statement and the Prospectus, requires such qualification, except where the failure to do so would not have a material adverse effect on the condition, financial or otherwise, results of operations or cash flows of the Adviser or would materially and adversely affect the regulatory status of the Adviser such that the Adviser would be prevented from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Effect” and each of an Adviser Material Adverse Effect and a Corporation Material Adverse Effect, as applicable to the Corporation or the Adviser, a “Material Adverse Effect”).

1.6    The Adviser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into this Agreement and to perform the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Adviser and, assuming due authorization, execution and delivery by the Corporation and the Dealer Manager, is a legal, valid and binding agreement of the Adviser enforceable against the Adviser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the enforceability of the indemnity and/or contribution provisions contained in Section 5 of this Agreement may be limited under applicable securities laws.

1.7    The Offered Shares conform in all material respects to the description of the Common Stock contained in the Registration Statement and the Prospectus. The authorized, issued and outstanding Common Stock as of the date hereof are as set forth in the Prospectus under the caption “Description of Our Securities.” As of the date hereof, all the issued and outstanding shares of Common Stock of the Corporation are fully paid and non-assessable.

1.8    The Corporation is not in violation of its articles of incorporation or its bylaws and the execution and delivery of this Agreement, the issuance, sale and delivery of the Offered Shares, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Corporation will not violate the terms of or constitute a default under: (a) its articles of incorporation or bylaws; or (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Corporation is a party; or (c) any law, rule or regulation applicable to the Corporation; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Corporation except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.9    The Adviser is not in violation of its certificate of formation or its limited liability company agreement and the execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Adviser will not violate the terms of or constitute a default under: (a) its certificate of formation or limited liability company agreement; or (b) any indenture, mortgage, deed of trust, lease or other material agreement to which the Adviser is a party; or (c) any law, rule or regulation applicable to the Adviser; or (d) any writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Adviser except, in the cases of clauses (b), (c) and (d), for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

1.10    Upon the commencement of the Offering, the Corporation will be a non-diversified, closed-end management investment company that has elected to be treated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and has not withdrawn such election, and the SEC has not ordered that such election be withdrawn nor to the Corporation’s knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the SEC.

1.11    The terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act.

1.12    The approval of the Investment Advisory Agreement by the board of directors of the Corporation has been made in accordance with the requirements of Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as BDCs under the Investment Company Act.

1.13    Except as disclosed in the Registration Statement and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of the Corporation, except in accordance with the applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations thereunder, and (ii) to the knowledge of the Corporation, no director of the Corporation is an “affiliated person” (as defined in the Investment Company Act) of the Dealer Manager.

1.14    The Corporation’s current business operations and investments and contemplated business operations and investments are in compliance in all material respects with the provisions of the Investment Company Act and the rules and regulations of the SEC thereunder applicable to BDCs, except as will not result, individually or in the aggregate, in a Material Adverse Effect.

1.15    The provisions of the articles of incorporation and bylaws of the Corporation and the investment objectives, policies and restrictions described in the Prospectus are not inconsistent with the requirements of the Investment Company Act and the rules and regulations of the SEC thereunder applicable to a BDC.

1.16    Except as have been obtained or waived, no material consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Corporation of this Agreement or the issuance and sale by the Corporation of the Offered Shares, except (a) registration of the Offered Shares under the Securities Act; (b) election to be regulated as a BDC under the Investment Company Act; (c) any necessary qualification under the securities or blue sky laws of the jurisdictions in which the Offered Shares are being offered by the Dealer Manager and the Participating Broker-Dealers; and (d) any necessary qualification under the conduct rules set forth in the Financial Industry Regulatory Authority, Inc. (“FINRA”) rulebook (the “FINRA Rules”).

1.17    There are no actions, suits or proceedings pending or, to the knowledge of the Corporation or the Adviser, threatened against either the Corporation or the Adviser at law or in equity or before or by any federal or state commission, regulatory body, or administrative agency or other governmental body, domestic or foreign, which would have a Material Adverse Effect.

1.18    The issuance and sale of the Offered Shares have been duly authorized by the Corporation, and, when issued and duly delivered against payment therefor as contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance and sale of the Offered Shares by the Corporation are not subject to preemptive or other similar rights arising by operation of law, under the articles of incorporation or bylaws of the Corporation or under any agreement to which the Corporation is a party or otherwise.

1.19    The Corporation has entered into an escrow agreement (the “Escrow Agreement”) with UMB Bank, N.A. as escrow agent (the “Escrow Agent”) and the Dealer Manager, in the form included as an exhibit to the Registration Statement, which provides for the establishment of an escrow account into which subscribers’ funds will be deposited, prior to the Corporation raising gross offering proceeds of $2,500,000 (the “Minimum Offering”) as described in the Prospectus, pursuant to the subscription procedures described in Section 13 below (the “Escrow Account”).

1.20    The financial statement of the Corporation included in the Registration Statement and the Prospectus, together with the related notes, present fairly, in all material respects, the financial position of the Corporation, as of the date specified, in conformity with generally accepted accounting principles applied on a consistent basis and in conformity with Regulation S-X of the SEC, except as described in the notes thereto. No additional financial statements are required to be included in the Registration Statement or the Prospectus.

1.21    KPMG LLP, whose report on the financial statement of the Corporation included in the Registration Statement and Prospectus, are, and during the period covered by the report included in the Registration Statement and the Prospectus, were independent registered public accountants as required by the Securities Act and the rules and regulations of the Public Company Accounting Oversight Board.

1.22    Since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendments or supplements thereto, there has not been any event or development which could reasonably be seen as having a Material Adverse Effect.

1.23    There are no contracts or other documents required by the Securities Act or the Securities Act Regulations to be described in or incorporated by reference into the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been accurately described in all material respects in the Prospectus or incorporated or filed as required. The agreements to which either the Corporation or the Adviser is a party which are described in the Registration Statement and the Prospectus are valid and enforceable in all material respects by the Corporation and/or the Adviser except as enforceability may be limited by bankruptcy, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and rules of law governing specific performance, injunctive relief and other equitable remedies, and, to the best of the Corporation’s and the Adviser’s knowledge, no party thereto is in breach or default under any of such agreements except where such breach or default would not have a Material Adverse Effect.

1.24    The Corporation has, and, to the knowledge of the Corporation, all of the Corporation’s directors or officers in their capacities as such have, complied in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

1.25    Neither the Corporation nor, to the knowledge of the Corporation, any director, officer, employee or affiliate of the Corporation is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

1.26    The Corporation expects to implement and maintain controls and other procedures that will be designed to ensure that information required to be disclosed by the Corporation in the reports that it files or submits under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to the Corporation’s management, including its chief executive officer and chief financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and the Corporation will make and keep books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Corporation; and the Corporation expects to implement and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, to the Corporation’s knowledge, neither the Corporation nor the Adviser, nor any employee or agent thereof, has made any payment of funds of the Corporation or the Adviser, as the case may be, or received or retained any funds, and no funds of the Corporation have been set aside to be used for any payment, in each case in material violation of any law, rule or regulation applicable to the Corporation or the Adviser.

1.27    No relationship, direct or indirect, exists between or among the Corporation on the one hand, and the directors, officers and security holders of the Corporation, the Adviser or their respective affiliates, on the other hand, which is required to be described in the Prospectus and which is not so described.

2.	Covenants of the Corporation and the Adviser.

The Corporation and the Adviser hereby jointly and severally covenant and agree with the Dealer Manager that:

2.1    The Corporation will: (a) use commercially reasonable efforts to cause the Registration Statement and any subsequent amendments thereto to become effective as promptly as possible; (b) promptly advise the Dealer Manager (i) of the receipt of any comments of, or requests for additional or supplemental information from, the SEC, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, and (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective; (c) timely file every amendment or supplement to the Registration Statement or the Prospectus that may be required by the SEC or under the Securities Act; and (d) promptly notify the Dealer Manager if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, and, to the extent the Corporation determines that such action is in its best interest, the Corporation will use its commercially reasonable efforts to obtain the lifting of such order at the earliest possible time.

2.2    In addition to and apart from the Prospectus, the Corporation intends to furnish to all appropriate regulatory agencies and use printed sales literature or other materials in connection with the Offering prepared by the Corporation, the Adviser or the Dealer Manager. Such printed sales literature or other materials prepared by the Corporation, the Adviser or the Dealer Manager, provided that the use of said sales literature and other materials has been approved for use by the Corporation in writing and all appropriate regulatory agencies, are referred to hereinafter as the “Authorized Sales Materials.” In the event that the Corporation uses printed materials in connection with the Offering prepared by the Corporation, the Adviser or the Dealer Manager that is intended for “broker-dealer use only” or “advisor use only,” the Dealer Manager shall use such materials in accordance with Section 4.3 below.

2.3    The Corporation will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of printed copies of the Registration Statement, including all amendments and exhibits thereto, as the Dealer Manager may reasonably request. The Corporation will similarly furnish to the Dealer Manager and Participating Broker-Dealers designated by the Dealer Manager as many copies as the Dealer Manager may reasonably request in connection with the Offering of the Offered Shares of (a) the Prospectus in preliminary and final form and every form of supplement to the Prospectus or post-effective amendment to the Registration Statement; and (b) the Authorized Sales Materials.

2.4    The Corporation will use its commercially reasonable efforts to (a) qualify the Offered Shares for offering and sale under, or to establish the exemption of the offering and sale of the Offered Shares from qualification or registration under, the applicable state securities or “blue sky” laws of each jurisdiction designated in Exhibit B hereto (the “Qualified Jurisdictions”) and (b) maintain such qualifications or exemptions in effect throughout the Offering. In connection therewith, the Corporation will prepare and file all such reports as may be required by the securities regulatory authorities in the Qualified Jurisdictions in which the Offered Shares have been sold, provided that the Dealer Manager shall have provided the Corporation with any information required for such filings or reports that is in the Dealer Manager’s possession. The Corporation will notify the Dealer Manager promptly following each date of (i) the effectiveness of qualification or exemption of Offered Shares in any additional jurisdiction in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities; and (ii) a change in the status of the qualification or exemption of the Offered Shares in any jurisdiction in any respect. The Corporation will file and obtain clearance of the Authorized Sales Materials to the extent required by applicable state securities laws. The Corporation will furnish to the Dealer Manager a copy of such papers filed by the Corporation in connection with any such qualification.

2.5    If at any time when a Prospectus is required to be delivered under the Securities Act any event occurs as a result of which, in the opinion of the Corporation, the Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Corporation will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and the Dealer Manager and the Participating Broker-Dealers shall suspend the offering and sale of the Offered Shares in accordance with Section 4.3 hereof until such time as the Corporation, in its sole discretion (a) instructs the Dealer Manager to resume the offering and sale of the Offered Shares and (b) has prepared any required supplement to the Prospectus or post-effective amendment to the Registration Statement as shall be necessary to correct such statement or omission and to comply with the requirements of Section 10 of the Securities Act.

2.6    The Corporation will apply the proceeds from the sale of the Offered Shares as stated in the Prospectus.

2.7    The Corporation will engage and maintain, at its expense, a registrar and transfer agent for the Offered Shares.

2.8    The Corporation will use its commercially reasonable efforts to maintain its status as a BDC under the Investment Company Act; provided, however, the Corporation may cease to be, or withdraw its election as a BDC under the Investment Company Act, with the approval of its board of directors and a vote of its stockholders as required by Section 58 of the Investment Company Act, or a successor provision.

2.9    The Corporation will operate in a manner so as to enable the Corporation to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended, for each taxable year during which it elects to be treated as a BDC under the Investment Company Act; provided, however, that at the discretion of the Corporation’s board of directors, it may elect to not be so treated.

3.	Payment of Expenses and Fees.

3.1    The Corporation agrees to pay all costs and expenses incident to the Offering, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (a) the registration fee, the preparation and filing of the Registration Statement (including without limitation financial statements, exhibits, schedules and consents), the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Dealer Manager and to Participating Broker-Dealers (including costs of mailing and shipment); (b) the preparation, issuance and delivery of certificates, if any, for the Offered Shares, including any stock or other transfer taxes or duties payable upon the sale of the Offered Shares; (c) all fees and expenses of the Corporation’s legal counsel and the independent registered public accounting firm; (d) the qualification of the Offered Shares for offering and sale under state laws in the states, including the Qualified Jurisdictions, that the Corporation shall designate as appropriate and the determination of their eligibility for investment under state law as aforesaid and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Dealer Manager; (e) filing for review by FINRA of all necessary documents and information relating to the Offering and the Offered Shares (including the reasonable legal fees and filing fees and other disbursements of counsel relating thereto); (f) the fees and expenses of any transfer agent or registrar for the Offered Shares and miscellaneous expenses referred to in the Registration Statement; (g) all costs and expenses incident to the travel and accommodation of the Corporation’s employees in making road show presentations with respect to the offering of the Offered Shares; and (h) the performance of the Corporation’s other obligations hereunder.

3.2    In addition, the Corporation shall reimburse the Dealer Manager or Participating Broker-Dealers for reasonable out-of-pocket due diligence expenses incurred by the Dealer Manager or such Participating Broker-Dealer. Such due diligence expenses may include reasonable travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer Manager or any Participating Broker-Dealer and their personnel when visiting the Corporation’s offices to verify information relating to the Corporation. The Dealer Manager or any Participating Broker-Dealer shall provide to the Corporation a detailed and itemized invoice for any such due diligence expenses.

4.	Obligations and Compensation of Dealer Manager.

The Dealer Manager hereby represents and warrants to, and covenants and agrees with the Corporation and the Adviser (provided that, to the extent representations and warranties of the Corporation and the Adviser are given only as of a specified date or dates, the Dealer Manager only makes such representations and warranties as of such date or dates), as follows:

4.1    The Corporation hereby appoints the Dealer Manager as its agent and distributor during the period commencing with the date hereof and ending on the termination date of the Offering (the “Termination Date”) described in the Prospectus (the “Offering Period”) to solicit and to cause Participating Broker-Dealers to solicit subscriptions for the Offered Shares at the subscription price to be paid in accordance with, and otherwise upon the other terms and conditions set forth in, the Prospectus and the Subscription Agreement, and the Dealer Manager agrees to use its best efforts to procure subscribers for the Offered Shares during the Offering Period. It is expressly understood between the Dealer Manager and the Adviser that the Dealer Manager may cooperate with respect to the offering and sale of the Offered Shares with other broker dealers who are registered as broker dealers with the SEC, members of FINRA and duly licensed by the appropriate regulatory agency of each jurisdiction in which they will conduct offers and sales of the Offered Shares, or with broker dealers exempt from all such registration requirements. Such other participating broker dealers may be retained by the Dealer Manager as brokers on terms and conditions identical or similar to this Agreement and shall receive such rates of compensation as are agreed to between the Dealer Manager and the respective other participating broker dealers and as are in accordance with the terms of the Registration Statement.

4.2    The Dealer Manager represents to the Corporation that (i) it is a member of FINRA in good standing, (ii) it and its employees and representatives are properly registered and licensed as required by any applicable law, rule, or regulation to act under this Agreement, and (iii) it has established and implemented anti-money laundering compliance programs in accordance with applicable law, including applicable FINRA rules, SEC rules and regulations (“Commission Rules”) and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (the “USA PATRIOT Act”), specifically including, but not limited to, Section 352 of the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Money Laundering Abatement Act” and together with the USA PATRIOT Act, the “AML Rules”) reasonably expected to detect and cause the reporting of suspicious transactions in connection with the offering and sale of the Offered Shares. In addition, the Dealer Manager represents that it has established and implemented a program for compliance with Executive Order 13224 and all regulations and programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control regulations (“OFAC Program”) and will continue to maintain its OFAC Program during the term of this Agreement.

The Dealer Manager further represents that it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act, and the Dealer Manager hereby agrees, upon request of the Corporation, to provide an annual certification to the Corporation that, as of the date of such certification (i) its AML Program and its OFAC Program are consistent with the AML Rules and OFAC requirements, (ii) it has continued to implement its AML Program and its OFAC Program, and (iii) it is currently in compliance with all AML Rules and OFAC requirements, specifically including, but not limited to, the Customer Identification Program requirements under Section 326 of the USA PATRIOT Act.

4.3    With respect to its participation and the participation by each Participating Broker-Dealer in the offer and sale of the Offered Shares (including, without limitation, any resales and transfers of Offered Shares), the Dealer Manager agrees, and, by virtue of entering into the Participating Broker-Dealer Agreement, each Participating Broker-Dealer shall have agreed, to comply and shall comply with all the applicable requirements under the Securities Act, the Exchange Act, conduct rules of FINRA or its predecessor, the National Association of Securities Dealers, Inc. (specifically including, but not in any way limited to NASD Rule 2340, FINRA Rule 2310 (including the obligations with respect to disclosure of certain information relating to liquidity and marketability of prior programs pursuant to FINRA Rules 2310(b)(3)(D)) and 5141, and NASD Rule 2420 therein (each, as may be amended from time to time), and any other applicable foreign, state or local securities or other laws or rules of FINRA or any other applicable self-regulatory agency in offering and selling the Offered Shares. The Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, to comply and shall comply with any applicable requirements with respect to its and each Participating Broker-Dealer’s participation in any resales or transfers of the Offered Shares. In addition, the Dealer Manager agrees, and each Participating Broker-Dealer shall have agreed, that should it or they assist with the resale or transfer of the Offered Shares, it and each Participating Broker-Dealer will fully comply with all applicable FINRA or Commission Rules or any other applicable Federal or state laws.

4.4    The Dealer Manager shall cause the Offered Shares to be offered and sold only in the Qualified Jurisdictions, and in such additional jurisdictions as may be added thereto in which the offering and sale of Offered Shares has been authorized by appropriate state regulatory authorities. No Offered Shares shall be offered or sold for the account of the Corporation in any other jurisdictions. The Dealer Manager shall use and distribute in conjunction with the offer and sale of any Offered Shares only the Prospectus and the Authorized Sales Materials. The Authorized Sales Materials may only be furnished to prospective investors if accompanied or preceded by the Prospectus. The Dealer Manager represents and warrants to the Corporation that it will not use any sales literature not authorized and approved by the Corporation or use any “broker-dealer use only” or “advisor use only” materials with members of the public in connection with offers or sales or the Offered Shares. The Dealer Manager agrees, and will cause the Participating Broker-Dealers to each agree, to suspend or terminate offering and sale of the Offered Shares upon request of the Corporation at any time and to resume offering and sale of the Offered Shares upon subsequent request of the Corporation.

4.5    In consideration for the services rendered by the Dealer Manager, the Corporation agrees that it will pay to the Dealer Manager:

(a)     except as described in the Prospectus, upfront selling commissions and dealer manager fees applicable to the total public offering price of Offered Shares of up to 5.0% of the price per share from the sale of Offered Shares.The sales load includes up to 3.0% of the price per share for up-front selling commissions (the “Up-Front Selling Commissions”) and up to 2.0% of the price per share for dealer manager fees (the “Dealer Manager Fees” and, together with the Up-Front Selling Commissions, the “Selling Commissions”) . For these purposes, a “sale of Offered Shares” shall occur following the release from escrow of the Minimum Offering proceeds, and, if and only if, a transaction has closed with a securities purchased pursuant to all applicable offering and subscription documents, and the Corporation has thereafter distributed the Upfront Selling Commission to the Dealer Manager in connection with such transaction. See Schedule 1 of the Participating Broker-Dealer Agreement for further details regarding the Selling Commissions.; and

4.6    The Dealer Manager represents and warrants to the Corporation that, to the extent required by a Participating Broker-Dealer Agreement with a Participating Broker-Dealer, Dealer Manager or its affiliates will pay such Participating Broker-Dealer:

(a)     additional selling commissions (the “Additional Selling Commissions,”) of up to 1.0% of the net asset value per share per year of Offered Shares sold; and

(b)     a dealer manager concession (the “Dealer Manager Concession”) at the time of such sale of up to 3.0% of gross proceeds received from the allocated sale of Offered Shares. No Dealer Manager Concession will be payable to Participating Broker-Dealer with respect to Offered Shares sold to any “benefit plan investor” as that term is defined in ERISA § 3(42), 29 U.S.C. § 1003(42).

4.7    The Corporation will not be liable or responsible to any Participating Broker-Dealer for direct payment of Selling Commissions or Additional Selling Commissions to such Participating Broker-Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of all such of Selling Commissions or Additional Selling Commissions to Participating Broker-Dealers. Notwithstanding the above, the Corporation, in its sole discretion, either directly or through the Escrow Agent or such other agent appointed by it, may act as agent of the Dealer Manager by making direct payment of Selling Commissions to such Participating Broker-Dealers without incurring any liability therefor. The Selling Commissions and Additional Selling Commissions payable to the Dealer Manager with respect to any Offered Shares sold will be paid or offered promptly following the acceptance of subscribers for such Offered Shares as stockholders by the Corporation.

4.8    The Dealer Manager represents and warrants to the Corporation, the Adviser and each person that signs the Registration Statement that the information regarding the Offering in the Prospectus and all other information furnished to the Corporation by the Dealer Manager in writing expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.9    The Dealer Manager represents and warrants to the Corporation and the Adviser that it will not represent or imply that the Escrow Agent has investigated the desirability or advisability of investment in the Corporation, or has approved, endorsed or passed upon the merits of the Offered Shares or the Corporation, nor will the Dealer Manager use the name of said Escrow Agent in any manner whatsoever in connection with the offer or sale of the Offered Shares other than by acknowledgment that it has agreed to serve as escrow agent.

5.	Indemnification.

5.1    For the purposes of this Section 5, an entity’s “Indemnified Parties” shall include such entity’s officers, directors, employees, members, partners, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

5.2    The Corporation and the Adviser, jointly and severally, will indemnify, defend (subject to Section 5.6) and hold harmless the Participating Broker-Dealers and the Dealer Manager, and their respective Indemnified Parties, from and against any losses, claims (including the reasonable cost of investigation), damages or liabilities, joint or several, to which such Participating Broker-Dealers or Dealer Manager, or their respective Indemnified Parties, may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by either the Corporation or the Adviser, any material breach of a covenant contained herein by either the Corporation or the Adviser, or any material failure by either the Corporation or the Adviser to perform its obligations hereunder or to comply with state or federal securities laws applicable to the Offering, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) in any blue sky application or other document executed by the Corporation or on its behalf specifically for the purpose of qualifying any or all of the Offered Shares for sale under the securities laws of any jurisdiction or based upon written information furnished by the Corporation or the Adviser under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), or (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading, and the Corporation and the Adviser will reimburse each Participating Broker-Dealer or Dealer Manager, and/or their respective Indemnified Parties, for any legal or other expenses reasonably incurred by such Participating Broker-Dealer or Dealer Manager, and/or their respective Indemnified Parties, in connection with investigating or defending such loss, claim, damage, liability or action; provided, however, that the Corporation or the Adviser will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of, or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished either (x) to the Corporation or the Adviser by the Dealer Manager or (y) to the Corporation, the Adviser or Dealer Manager by or on behalf of any Participating Broker-Dealer expressly for use in the Registration Statement or any such post-effective amendment thereto, or the Prospectus or any such supplement thereto. This indemnity agreement will be in addition to any liability which either the Corporation or the Adviser may otherwise have.

Notwithstanding the foregoing, the indemnification and agreement to hold harmless provided in this Section 5.2 is further limited to the extent that no such indemnification by the Corporation or the Adviser of a Participating Broker-Dealer or the Dealer Manager, or their respective Indemnified Parties, shall be permitted under this Agreement for, or arising out of, an alleged violation of federal or state securities laws by the Corporation or the Adviser, unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered or sold as to indemnification for violations of securities laws.

5.3    The Dealer Manager will indemnify, defend and hold harmless the Corporation and the Adviser, their respective Indemnified Parties and each person who has signed the Registration Statement, from and against any losses, claims, damages or liabilities to which any of the aforesaid parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty contained herein by the Dealer Manager, any material breach of a covenant contained herein by the Dealer Manager or any material failure by the Dealer Manager to perform its obligations hereunder, (b) any untrue statement or any alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or in the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus as necessary to make the statements therein not misleading; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or the Adviser by the Dealer Manager specifically for use with reference to the Dealer Manager in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Dealer Manager not authorized or approved by the Corporation or any use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Offered Shares by the Dealer Manager, (e) any untrue statement made by the Dealer Manager or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, (f) any material violation by the Dealer Manager of this Agreement, (g) any failure by the Dealer Manager to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, SEC Rules and the USA PATRIOT Act, or (h) any other failure by the Dealer Manager to comply with applicable FINRA or Commission Rules. The Dealer Manager will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Dealer Manager may otherwise have.

5.4    Each Participating Broker-Dealer severally will indemnify, defend and hold harmless the Corporation, the Adviser, the Dealer Manager, each of their respective Indemnified Parties and each person who signs the Registration Statement, from and against any losses, claims, damages or liabilities to which the

Corporation, the Adviser, the Dealer Manager, any of their respective Indemnified Parties or any person who signed the Registration Statement, may become subject, under the Securities Act or otherwise, insofar as such losses, claims (including the reasonable cost of investigation), damages or liabilities (or actions in respect thereof) arise out of or are based upon (a) in whole or in part, any material inaccuracy in a representation or warranty by the Participating Broker-Dealer, any material breach of a covenant by the Participating Broker-Dealer or any material failure by the Participating Broker-Dealer to perform its obligations hereunder or under the Participating Broker-Dealer Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained (i) in the Registration Statement or any post-effective amendment thereto or the Prospectus or any supplement thereto, (ii) in any Authorized Sales Materials or (iii) any Blue Sky Application, (c) the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or in the Prospectus or any supplement to the Prospectus or necessary to make statements therein not misleading; provided, however, that in each case described in clauses (b) and (c), to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation or the Adviser or the Dealer Manager by the Participating Broker-Dealer specifically for use with reference to the Participating Broker-Dealer in the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such supplement thereto, (d) any use of sales literature by the Participating Broker-Dealer not authorized or approved by the Corporation or use of “broker-dealer use only” or “advisor use only” materials with members of the public concerning the Offered Shares by such Participating Broker-Dealer or Participating Broker-Dealer’s representatives or agents, (e) any untrue statement made by such Participating Broker-Dealer or its representatives or agents or omission to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of the Offered Shares, (f) any failure by the Participating Broker-Dealer to comply with Section VII or Section X of the Participating Broker-Dealer Agreement or any other material violation of the Participating Broker-Dealer Agreement, (g) any failure of the Participating Broker-Dealer to comply with applicable laws governing money laundering abatement and anti-terrorist financing efforts, including applicable FINRA Rules, Commission Rules and the USA PATRIOT Act, or (h) any other failure by the Participating Broker-Dealer to comply with applicable FINRA or Commission Rules or any other applicable Federal or state laws, including its failure to ensure the appropriate FINRA licensing credentials for its representatives. Each Participating Broker-Dealer will reimburse the aforesaid parties in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which the Participating Broker-Dealer may otherwise have.

Section 5.5     Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, notify in writing the indemnifying party of the commencement thereof but failure to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have hereunder or otherwise, except to the extent that such failure materially prejudices the indemnifying party’s rights. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to Section 5.6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Alternatively, at its sole option, the indemnifying party, jointly with any other indemnifying parties similarly notified, may assume the defense thereof. In any action or proceeding the defense of which the indemnifying party assumes, the indemnified party will have the right to participate in such litigation and to retain its own counsel at such indemnified party’s own expense. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the prior written consent of such indemnifying party, which consent will not be unreasonably withheld or delayed.

5.6    An indemnifying party under Section 5 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows:

(a)     In the case of the Corporation and/or the Adviser indemnifying the Dealer Manager, the advancement of funds of the Corporation to the Dealer Manager for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought shall be permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Corporation; (ii) the legal action is initiated by a third party who is not a stockholder of the Corporation or the legal action is initiated by a stockholder of the Corporation acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Dealer Manager undertakes to repay the advanced funds to the Corporation, together with the applicable legal rate of interest thereon, in cases which the Dealer Manager is found not to be entitled to indemnification.

(b)     In any case of indemnification other than that described in Section 5.6(a) above, the indemnifying party shall pay all reasonable legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party (including other participating broker-dealers that sign other participating broker-dealer or similar agreements). If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the reasonable expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought unless the indemnifying party has assumed the defense in which case it shall only be required to provide reimbursement as set forth in Section 5.5; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm. Notwithstanding the foregoing, to the extent such law firm is not located in the same jurisdiction as any legal proceeding subject to such indemnity, the indemnifying party shall also cover reasonable local counsel fees of one other law firm in each jurisdiction where the litigation is pending, it being understood that the responsibilities of such local counsel shall be minimal and not overlap with that of the lead law firm, and that such responsibilities shall consist primarily of matters such lead law firm is unable to undertake on a cost-efficient basis.

5.7    The indemnity agreements contained in this Section 5 shall remain operative and in full force and effect regardless of: (a) any investigation made by or on behalf of any Participating Broker-Dealer, or any person controlling any Participating Broker-Dealer, or by or on behalf of the Corporation, the Adviser, the Dealer Manager or any officer, trustee or director thereof, or by or on behalf of the Corporation or the Dealer Manager; (b) delivery of any Offered Shares and payment therefor; and (c) any termination of this Agreement or any Participating Broker-Dealer Agreement. A successor of any Participating Broker-Dealer or of any of the parties to this Agreement, as the case may be, shall be entitled to the benefits of the indemnity agreements contained in this Section 5.

5.8    Notwithstanding any other provision of this Section 5, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.

6.	Survival of Provisions.

The respective agreements, representations and warranties of the Corporation, the Adviser and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect until the Termination Date regardless of: (a) any investigation made by or on behalf of the Dealer Manager or any Participating Broker-Dealer or any person controlling the Dealer Manager or any Participating Broker-Dealer or by or on behalf of the Corporation, the Adviser or any person controlling the Corporation; and (b) the delivery of payment for the Offered Shares. Following the termination of this Agreement, this Agreement will become void and there will be no liability of any party to any other party hereto, except for obligations under Sections 5, 6, 7, 9, 10, 11 and 15, all of which will survive the termination of this Agreement.

7.	Applicable Law; Venue.

THE PARTIES TO THIS AGREEMENT, ACTING FOR THEMSELVES AND FOR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, WITHOUT REGARD TO DOMICILE, CITIZENSHIP OR RESIDENCE, EXPRESSLY AND IRREVOCABLY SUBMIT TO, AS THE EXCLUSIVE FORUM FOR THE DETERMINATION OF ALL DISPUTES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT THAT IS LOCATED IN THE STATE OF NEW YORK, COUNTY OF NEW YORK. EACH OF THE PARTIES WAIVES ANY CLAIMS OF INCONVENIENT FORUM OR VENUE.

This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by the laws of the State of New York applicable to contracts formed and to be formed entirely within the State of New York, without regard to the conflicts of laws principles and rules thereof, to the extent such principles would require or permit the application of the laws of another jurisdiction.

8.	Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

9.	Entire Agreement.

This Agreement and the Exhibits attached hereto constitute the entire agreement among the parties and supersede any prior understanding, whether written or oral, prior to the date hereof with respect to the Offering.

10.	Successors and Amendment.

10.1    This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Corporation, the Adviser and their respective successors and permitted assigns and shall inure to the benefit of the Participating Broker-Dealers to the extent set forth in Sections 1 and 5 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

10.2    This Agreement may be amended only by the written agreement of the Dealer Manager, the Corporation and the Adviser.

10.3    Neither the Corporation or Adviser, nor the Dealer Manager may assign or transfer any of such party’s rights or obligations under this Agreement without the prior written consent of the Dealer Manager, on the one hand, or the Corporation and the Adviser, acting together, on the other hand.

11.	Term and Termination.

11.1    This Agreement may be terminated by the Dealer Manager, on the one hand, or the Corporation and the Adviser acting together, on the other, in the event that (a) the Corporation or the Adviser, on the one hand, or the Dealer Manager, on the other, shall have materially failed to comply with any of the material provisions of this Agreement or (b) the Corporation or the Adviser, on the one hand, or the Dealer Manager, on the other, materially breaches any of its representations and warranties contained in this Agreement and, in the case of the Corporation or the Adviser, such breach or breaches, individually or in the aggregate, would have a Material Adverse Effect; provided, however, that no party may terminate this Agreement under this sentence unless such failure(s) or breach(es) under clause (a) or (b) above is or are not cured within thirty (30) days after such party has delivered notice of intent to terminate under this Section 11.1. In any case, this Agreement shall expire at the close of business on the Termination Date.

11.2    Notwithstanding Section 11.1, this Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Corporation’s directors who are not “interested persons” (as defined in the Investment Company Act) of the Corporation and who have no direct or indirect financial interest in the operation of the Corporation’s distribution plan or this Agreement or by vote a majority of the outstanding voting securities of the Corporation, on not more than sixty (60) days’ written notice to the Dealer Manager and the Adviser; and will automatically terminate in the event of its assignment (as defined in the Investment Company Act).

11.3    The Dealer Manager, upon the expiration or termination of this Agreement, shall (i) promptly deposit any and all funds, if any, in its possession which were received from investors for the sale of Offered Shares into the appropriate account designated by the Corporation, (ii) promptly deliver to the Corporation all records and documents in its possession which relate to the Offering and are not designated as dealer copies, (iii) provide a list of all purchasers and broker-dealers with whom the Dealer Manager has initiated oral or written discussions regarding the Offering, and (iv) notify Participating Broker-Dealers of such termination. The Dealer Manager, at its sole expense, may make and retain copies of all such records and documents but shall keep all such information confidential. The Dealer Manager shall use its best efforts to cooperate with the Corporation to accomplish an orderly transfer of management of the Offering to a party designated by the Corporation.

11.4     In addition to any other obligations of the Company that survive the expiration or termination of this Agreement, the Corporation shall pay to the Dealer Manager all compensation to which the Dealer Manager is or becomes entitled under Section 4 at such time as such compensation becomes payable.

12.	Confirmation.

The Corporation hereby agrees and assumes, or will arrange for a party designated by it to assume, the duty to confirm, on its behalf and on behalf of Participating Broker-Dealers, all orders for purchase of Offered Shares accepted by the Corporation. Such confirmations will comply with the rules of the SEC and FINRA and will comply with applicable laws of such other jurisdictions to the extent the Corporation is advised of such laws in writing by the Dealer Manager.

13.	Submission of Orders.

13.1    Each person desiring to purchase Offered Shares in the Offering will be required to complete and execute a Subscription Agreement substantially in the form attached as an Appendix to the Prospectus and to deliver to the Participating Broker-Dealer or Dealer Manager, as the case may be (the “Processing Broker-Dealer”), such completed Subscription Agreement, together with a check, draft, wire or money order (hereinafter referred to as a “Subscription Payment”) for the purchase price of the Offered Shares. The Dealer Manager shall ensure that any Participating Broker-Dealer shall only offer to sell and accept Subscription Agreements and Subscription Payments for Offered Shares in accordance with the offering terms and conditions as set forth in the Prospectus. There shall be a minimum initial purchase by any one purchaser of $5,000 (except as otherwise indicated in the Prospectus, or in any letter or memorandum from the Corporation to the Dealer Manager). Additional purchases of Offered Shares shall be in increments of $500 per transaction, except for purchases made pursuant to the DRP, as described in the Prospectus. Any minimum purchase amount may be waived in the sole discretion of the Corporation. Prior to the Corporation meeting the Minimum Offering, persons who purchase Offered Shares shall make their Subscription Payments payable to “UMB Bank, N.A., as EA for ORCC II.” Subsequent to the Corporation raising the Minimum Offering, persons who purchase Offered Shares shall make their Subscription Payments payable to “UMB Bank, N.A., as EA for ORCC II.”

After meeting the Minimum Offering described in the Prospectus, the Corporation will sell the Offered Shares on a continuous basis at prices and in accordance with the offering terms and conditions set forth in and subject to any adjustment described or otherwise provided in the Prospectus. Each person desiring to purchase Offered Shares in the Offering must submit subscriptions for a certain dollar amount, rather than a number of Offered Shares and, as a result, may receive fractional Offered Shares.

The Processing Broker-Dealer receiving a Subscription Agreement and Subscription Payment not conforming to the foregoing instructions, or for a sale of Offered Shares not meeting the offering terms and conditions set forth in the Prospectus, shall return such Subscription Agreement and Subscription Payment directly to such subscriber not later than the end of the second business day following receipt by the Processing Broker-Dealer of such materials. Subscription Agreements and Subscription Payments received by the Processing Broker-Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section 13. Transmittal of received investor funds will be made in accordance with the following procedures.

13.2    If the Processing Broker-Dealer conducts its internal supervisory review at the same location at which Subscription Agreements and Subscription Payments are received from subscribers, then, by noon of the next business day following receipt by the Processing Broker-Dealer, the Processing Broker-Dealer will transmit the Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Corporation or its designated agent.

13.3    If the Processing Broker-Dealer conducts its internal supervisory review at a different location (the “Final Review Office”), Subscription Agreements and Subscription Payments will be transmitted by the Processing Broker-Dealer to the Final Review Office by noon of the next business day following receipt by the Processing Broker-Dealer. The Final Review Office will in turn by noon of the next business day following receipt by the Final Review Office, transmit such Subscription Agreements and Subscription Payment for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Corporation or its designated agent.

Notwithstanding the foregoing, with respect to any Offered Shares to be purchased by a custodial account, the Processing Broker-Dealer shall cause the custodian of such account to deliver a completed Subscription Agreement and Subscription Payment for such account directly for deposit to the Escrow Agent, or after the Minimum Offering has been achieved, to the Corporation or its designated agent. The Processing Broker-Dealer shall furnish to the Escrow Agent, the Corporation or its designated agent, as applicable, with each delivery of Subscription Payments a list of the subscribers showing the name, U.S. address, tax identification number, state of residence, amount of Offered Shares subscribed for and the amount of money paid.

14.	Suitability of Investors; Compliance with Privacy Laws.

14.1    The Dealer Manager will offer Offered Shares, and in its agreements with Participating Broker-Dealers will require that the Participating Broker-Dealers offer Offered Shares, only to those persons who meet the suitability standards set forth in the Prospectus or in any suitability letter or memorandum sent by the Corporation and will only make offers to persons in the jurisdictions in which it is advised in writing that the Offered Shares are qualified for sale or that such qualification is not required. Notwithstanding the qualification of the Offered Shares for sale in any respective jurisdiction (or the exemption therefrom), the Dealer Manager represents, warrants and covenants that it will not offer Offered Shares and will not permit any of its registered representatives to offer Offered Shares in any jurisdiction unless both the Dealer Manager and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Offered Shares, the Dealer Manager will comply, and in its agreements with Participating Broker-Dealers, the Dealer Manager will require that the Participating Broker-Dealers comply, with the provisions of the FINRA Rules, as well as all other applicable rules and regulations relating to suitability of investors.

The Dealer Manager further represents, warrants and covenants that neither the Dealer Manager, nor any person associated with the Dealer Manager, shall offer or sell Offered Shares in any jurisdiction except to investors who satisfy the investor suitability standards and minimum investment requirements under the most restrictive of the following: (a) applicable provisions described in the Prospectus, including minimum income and net worth standards; (b) applicable laws of the jurisdiction of which such investor is a resident; or (c) applicable FINRA Rules. The Dealer Manager agrees to ensure that, in recommending the purchase, sale or exchange of Offered Shares to an investor, the Dealer Manager, or a person associated with the Dealer Manager, shall have reasonable grounds to believe, on the basis of information obtained from the investor (and thereafter maintained in the manner and for the period required by the SEC, any state securities commission, FINRA or the Corporation) concerning his or her age, investment objectives, other investments, financial situation and needs and any other information known to the Dealer Manager, or person associated with the Dealer Manager, that (i) the investor can reasonably benefit from an investment in the Offered Shares based on the investor’s overall investment objectives and portfolio structure, (ii) the investor is able to bear the economic risk of the investment based on the investor’s overall financial situation and (iii) the investor has an apparent understanding of (A) the fundamental risks of the investment, (B) the risk that the investor may lose his or her entire investment in the Offered Shares, (C) the lack of liquidity of the Offered Shares, (D) the background and qualifications of the Adviser or the persons responsible for directing and managing the Corporation and (E) the tax consequences of an investment in the Offered Shares. In the case of sales to fiduciary accounts, the suitability standards must be met by the person who directly or indirectly supplied the funds for the purchase of the Offered Shares or by the beneficiary of such fiduciary account. The Dealer Manager further represents, warrants and covenants that the Dealer Manager, or a person associated with the Dealer Manager, will make every reasonable effort to determine the suitability and appropriateness of an investment in Offered Shares of each proposed investor by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each purchaser of Offered Shares pursuant to a subscription solicited by the Dealer Manager, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereafter established. The Dealer Manager agrees to retain such documents and records in the Dealer Manager’s records for a period of six years from the date of the applicable sale of Offered Shares and to make such documents and records available to (i) the Corporation upon request and (ii) representatives of the SEC, FINRA and applicable state securities administrators upon the Dealer Manager’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency. The Dealer Manager shall not purchase any Offered Shares for a discretionary account without obtaining the prior written approval of the Dealer Manager’s customer and his or her signature on a Subscription Agreement.

14.2    The Dealer Manager agrees, and in its agreements with Participating Broker-Dealers the Dealer Manager will require that the Participating Broker-Dealers to agree, (a) to abide by and comply with (i) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (“GLB Act”) and Regulation S-P, (ii) the privacy standards and requirements of any other applicable Federal or state law and (iii) its own internal privacy policies and procedures, each as may be amended from time to time; (b) to refrain from the use or disclosure of non-

public personal information (as defined under the GLB Act) of all customers who have opted out of such disclosures except as necessary to service the customers or as otherwise necessary or required by applicable law; and (c) to determine which customers have opted out of the disclosure of non-public personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights.

In the event the Dealer Manager uses or discloses non-public personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, the Dealer Manager will consult the List to determine whether the affected customer has exercised his or her opt-out rights. The Dealer Manager understands that it is prohibited from using or disclosing any non-public personal information of any customer that is identified on the List as having opted out of such disclosures.

15.	Notices.

Any notice, approval, request, authorization, direction or other communication under this Agreement shall be deemed given (a) when delivered personally, (b) on the first business day after delivery to a national overnight courier service, (c) upon receipt of confirmation if sent via facsimile or (d) on the fifth business day after deposited in the U.S. mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, in each case to the intended recipient at the address set forth below:

If to the Corporation:	Owl Rock Capital Corporation II
245 Park Avenue, 41st Floor
New York, NY 10167
Facsimile: [•]
Attention: [•]

If to the Adviser:	Owl Rock Capital Advisors LLC
245 Park Avenue, 41st Floor
New York, NY 10167
Facsimile: [•]
Attention: [•]

If to the Dealer Manager:	Owl Rock Capital Securities LLC
245 Park Avenue, 41st Floor
New York, NY 10167
Facsimile: [•]
Attention: [•]

Any party may change its address specified above by giving the other party notice of such change in accordance with this Section 15.

16.	No Partnership.

Nothing in this Agreement shall be construed or interpreted to constitute the Dealer Manager as an employee, agent or representative of, or in association with or in partnership with, the Corporation; instead, this Agreement shall only constitute the Dealer Manager as a dealer authorized to sell the Offered Shares according to the terms set forth in the registration statement and the Prospectus as amended and supplemented and in this Agreement.

17.	Severability.

The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

“CORPORATION”

OWL ROCK CAPITAL CORPORATION II

By:	/s/
Name:
Title:

“ADVISER”

OWL ROCK CAPITAL ADVISORS LLC

By:	/s/
Name:
Title:

Accepted and agreed as of the date first above written:

“DEALER MANAGER”

OWL ROCK CAPITAL SECURITIES LLC

By:	/s/
Name:
Title:

EXHIBIT A

FORM OF PARTICIPATING BROKER-DEALER AGREEMENT

EXHIBIT B

QUALIFIED JURISDICTIONS

AS OF [•], 2016